Exhibit 99.3

For Immediate Release	Contact: Joel Edwards CFO 425.357.3687 Jedwards@coastalbank.com

Coastal Financial Corporation Closes Public Offering of Common Stock

EVERETT, Wash., December 17, 2021 – Coastal Financial Corporation (NASDAQ: CCB) (“Coastal” or the “Company”), the holding company for Coastal Community Bank (the “Bank”), today announced the closing of its underwritten public offering of 851,853 shares of its common stock at a price to the public of $40.50 per share, including 111,111 shares of common stock sold pursuant to the underwriters’ option to purchase additional shares, which was exercised in full.

The aggregate gross proceeds of the offering were approximately $34.5 million before deducting underwriting discounts and estimated offering expenses. The Company intends to use the net proceeds from this offering for general corporate purposes, including, without limitation, supporting investment opportunities and the Bank’s growth.

Keefe, Bruyette & Woods, Inc. served as sole bookrunning manager and Raymond James & Associates, Inc., Stephens Inc., and Hovde Group, LLC served as co-managers for the offering. Covington & Burling LLP and Adams & Duncan, Inc., P.S. represented the Company in the offering. The underwriters were represented by Hunton Andrews Kurth LLP.

The offering was made only by means of an effective shelf registration statement, including a preliminary prospectus supplement and final prospectus supplement. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission (“SEC”) website at www.sec.gov. Additionally, copies may be obtained by contacting Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, Fourth Floor, New York, NY 10019, attention: Equity Capital Markets, or by calling toll free at (800) 966-1559 or emailing USCapitalMarkets@kbw.com.

This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy, the securities, nor shall there be any offer, solicitation, or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The shares of common stock to be issued by the Company in the offering will not be insured by the Federal Deposit Insurance Corporation or any other governmental agency.

About Coastal Financial Corporation

Coastal Financial Corporation (Nasdaq: CCB), is an Everett, Washington-based bank holding company whose wholly owned subsidiaries are Coastal Community Bank and Arlington Olympic LLC. The Bank provides service through 14 branches in Snohomish, Island, and King Counties in Washington, the Internet and its mobile banking application. The Bank, through its CCBX division, provides banking as a service (“BaaS”) that allows its broker-dealer and digital financial service partners to offer their customers banking services. As of September 30, 2021, Coastal had total assets of $2.45 billion, total loans receivable of $1.71 billion, total deposits of $2.22 billion, and total shareholders’ equity of $161.1 million. To learn more about the Bank visit www.coastalbank.com.

Member FDIC.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Any or all of the forward-looking statements in this press release may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this press release should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the most recent period filed, our Quarterly Report on Form 10-Q for the most recent quarter, and in any of our other filings with the SEC.

If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law.

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